Exhibit (32)
Certifications pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, each of the undersigned officers of S&P Global Inc. (the “Company”), does hereby certify, to such officer's knowledge, that:
The Form 10-K of the Company for the year ended December 31, 2019 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and
The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 10, 2020	/s/ Douglas L. Peterson
Douglas L. Peterson
President and Chief Executive Officer

Date: February 10, 2020	/s/ Ewout L. Steenbergen
Ewout L. Steenbergen
Executive Vice President and Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.